                                                                    EXHIBIT 10.1
                                                                    ------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

                                                                   $2,500,000.00

DATE OF ISSUANCE:  October 16, 2001

                               PROSOFTTRAINING.COM

                      Subordinated Secured Convertible Note

         PROSOFTTRAINING.COM a Nevada corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

                        HUNT CAPITAL GROWTH FUND II, L.P.

(the "Holder") and registered assigns, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) ("Principal Amount"), or such amount less than the Principal Amount which is outstanding from time to time if the total amount outstanding under this Subordinated Secured Convertible Note ("Convertible Note') is less than the Principal Amount, on October 16, 2006 (the "Maturity Date"), or as earlier provided herein, and to pay interest at such times and on such terms and conditions as specified herein.

         This is the Subordinated Secured Convertible Note provided for in that certain Securities Purchase Agreement executed by the Holder and the Company as of the date hereof (the "Securities Purchase Agreement"). The Holder is entitled to the benefits and security provided for in the Securities Purchase Agreement.

1.       CERTAIN DEFINITIONS.

         The following terms as used herein shall have the following meanings:

         "Acceleration Event" shall have the meaning set forth in Section
2.2(b).

         "Additional Stock" shall have the meaning set forth in Section 4.3(a)(ii).

         "Change of Control" means (a) other than a transaction involving the Company's issuance of Common Stock for which the Company's shareholders do not participate in pro rata (a "Company Issuance"), any merger, consolidation, tender offer, shareholder stock sale of the Company or any other transaction, which would result in the voting securities of the Company outstanding immediately prior thereto to no longer representing more than seventy percent (70%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction; provided,
                                                                      --------
however, that a merger or consolidation effected to implement a redomestication
-------
or recapitalization of the Company (or similar transaction) shall not constitute a Change of Control; or (b) any Company Issuance which results in one or more Persons acting together acquiring thirty percent (30%) or more of the combined voting power of the voting securities of the Company.

         "Collateral" shall have the meaning set forth in Section 2.4.

         "Common Stock" means the voting common stock, $0.001 par value per share of the Company.

         "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

         "Derivative Securities" means rights, options or warrants under which the holders thereof are entitled to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock.

         "Event of Default" shall have the meaning set forth in Section 5.1.

         "Issuance Date" means October 16, 2001.

         "Lien" shall have the meaning set forth in the Securities Purchase Agreement.

         "Market Price" means, with respect to any Security on any date, the closing bid price per unit of such Security on the principal securities exchange or trading market where such Security is listed or traded or, if the foregoing does not apply, the closing bid price of such Security in the over-the-counter market on the electronic bulletin board for such Security or, if no trading price is reported for such Security, then the bid price of any market makers for such Securitiy as reported in the "Pink Sheets" by National Quotation Bureau, Inc.

         "Material Equity Financing" means any public or private equity financing consummated through the issuance of Common Stock or preferred stock of the Company or any

Subsidiary of the Company which, whether in one or more transactions or series of transactions, would result, in the aggregate, in net cash proceeds to the Company in excess of two million, five hundred thousand dollars ($2,500,000).

         "Non-Payment Default" shall have the meaning set forth in Section 6.3.

         "Notice of Conversion" shall have the meaning set forth in the Securities Purchase Agreement.

         "Outstanding Common" shall have the meaning set forth in Section 4.3(a)(i).

         "Payment Blockage Period" shall have the meaning set forth in Section 6.3.

         "Permitted Senior Indebtedness" shall have the meaning set forth in
Section 1.1 of the Securities Purchase Agreement.

         "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint venture stock company, government (or any department, agency, or political subdivision thereof) or other entity of any kind.

         "Prepayment Notice" shall have the meaning set forth in Section 2.2(c).

         "Qualified Public Offering" means a firm commitment underwritten public offering of the Company's Common Stock which (i) results in net cash proceeds to the Company of not less than $20,000,000, and (ii) is offered at a per share price equal to or greater than $0.795 per share.

         "Sale Event" means one of the following: (i) the occurrence of a Change of Control of the Company, (ii) a transfer of all or substantially all of the assets of the Company to any person or entity in a single transaction or series of related transactions, or (iii) a merger or consolidation of the Company or any other transaction which would result in the voting securities of the Company outstanding immediately prior thereto to no longer represent more than seventy percent (70%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or other transaction; provided, however, that a merger or
                                    -----------------
consolidation effected to implement a redomestication or recapitalization of the Company (or similar transaction) shall not constitute a Sale Event.

         "Security" shall have the meaning specified in section 2(1) of the Securities Act of 1933, as amended.

         "Securities Purchase Agreement" shall have the meaning set forth in the preamble.

         "Security Agreement" shall have the meaning set forth in Section 2.4.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

         "Trading Day" means any business day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

         "Transaction Agreements" means (a) this Convertible Note (b) the Warrants and the Warrant Agreement as well as (c) the Securities Purchase Agreement, the Security Agreement, the Rights Agreement, and the First Amendment to Registration Rights Agreement entered into as of the date hereof by the Company and the Holder.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "Warrants" means the Warrants issued to the Holder by the Company pursuant to that certain Warrant Agreement entered into by or between the Company and the Purchaser as of November 22, 1999 (the "Warrant Agreement").

2.       INTEREST AND PRINCIPAL.

         2.1. Interest Rate, Payment of Interest and Calculation. The Company promises to pay interest in cash or, at the option of the Holder such payment may be made in shares of Common Stock as hereafter described, on the Principal Amount of this Convertible Note outstanding from time to time at the rate of Ten Percent (10%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. On each anniversary of the Issuance Date, all unpaid interest shall compound and shall be added to the Principal Amount on which the Interest Rate applies for the subsequent year. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus four percent (4%) per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand. Interest on this Convertible Note will be calculated on the basis of a 360-day year of twelve 30 day months. The Company will pay interest on (i) the Maturity Date and
(ii) the date the principal amount of this Convertible Note shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding, until payment in full of the principal sum hereof has been made.

         2.2. Payment of Principal.

              (a) The Company shall repay the unpaid principal balance of this Convertible Note on the Maturity Date.

              (b) Notwithstanding the foregoing, the Holder, at its option, has the right to immediately accelerate the Maturity Date upon written notice to the Company upon the occurrence of any of the following events (each an "Acceleration Event"): (i) a Sale

         Event; (ii) a Material Equity Financing; (iii) a Qualified Public Offering; or (iv) an Event of Default.

              (c) At any time after October 16, 2003, and prior to the Maturity Date, the Company may voluntarily prepay this Convertible Note upon twenty (20) days prior notice (the "Prepayment Notice") to the Holder; provided that the Market Price of the Common Stock equals or exceeds
         --------
         Five Dollars ($5.00) per share (as appropriately adjusted for stock splits and similar events) for at least five (5) consecutive Trading Days during the thirty (30) calendar days immediately prior to the Prepayment Notice. After the Prepayment Notice and prior to the prepayment date, the Holder shall have the right to convert this Convertible Note pursuant to Article 4 hereof. The Company's ability to prepay the Convertible Note under this Section 2.2(c) will not be affected in the event that the Market Price of the Common Stock is less than Five Dollars ($5.00) per share at any time after the date of the Prepayment Notice.

         2.3. Method of Payment. Unless otherwise directed by the Holder pursuant to the terms hereunder, the Company will pay all sums becoming due on this Convertible Note for principal, interest or otherwise in cash by wire transfer of immediately available funds to the Holder of this Convertible Note in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the address specified for such purpose below the Holder's name above, or by such other method or at such other address as such Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of this Convertible Note. The Holder shall return to the Company the original executed Convertible Note marked "cancelled" no later than ten (10) days after receipt of payment in full of all principal and interest due and owing pursuant to the terms of this Convertible Note.

         2.4. Collateral Security. Payment of the Convertible Note is secured by the collateral (the "Collateral") specified in the Security Agreement dated as of the date hereof between the Holder and the Company (as the same may be amended or modified from time to time, the "Security Agreement").

3.       REGISTRATION.

         3.1. Record Ownership. The Company shall maintain a register of this Convertible Note (the "Register") showing the name, address, serial number and cu rrent principal amount of the Convertible Note issued to the Holder or transferred of record by the Holder. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the Person named as the Holder in the Register as the sole owner of this Convertible Note. The Holder (as properly noted in the Register) is the Person exclusively entitled to receive payments on this Convertible Note, receive notifications with respect to this Convertible Note, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         3.2. Registration of Transfer. Transfers of this Convertible Note may be registered on the Register. Transfers shall be registered when this Convertible Note is presented to the Company with a request to register the transfer hereof and the Convertible Note is accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence reasonably satisfactory to it that such transfer is rightful and in compliance with this Convertible Note and all applicable laws, including state and Federal securities laws. When this Convertible Note is presented for transfer and duly transferred hereunder, it shall be canceled and a new Convertible Note showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Convertible Note is presented to the Company with a reasonable request to exchange it for an equal principal amount of Convertible Notes of other denominations, the Company shall make such exchange and shall cancel this Convertible Note and issue in lieu thereof a Convertible Note having a Principal Amount equal to the outstanding principal amount of this Convertible Note in the denominations requested by the Holder.

         3.3. Worn and Lost Securities. If this Convertible Note becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Convertible Note in lieu hereof upon its surrender bearing a number not contemporaneously outstanding. Where the Holder claims that the Convertible Note has been lost, destroyed or wrongfully taken, the Company shall issue a new Convertible Note in place of the original Convertible Note bearing a number not contemporaneously outstanding if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Convertible Note has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems reasonably satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may reasonably request.

4.       CONVERSION AT THE OPTION OF THE HOLDER

         4.1.

              (a) Optional Conversion. At the option of the Holder and at any time or from time to time, all or any portion of the outstanding principal balance of this Convertible Note together with, at the option of the Holder, any outstanding unpaid interest thereon may be converted into that certain number of fully paid and nonassessable shares of Common Stock as is determined by dividing such applicable balance of this Convertible Note so converted by the Conversion Price (the "Conversion Shares"). If at the time of conversion the Holder has not elected to convert any outstanding unpaid interest, then such accrued but unpaid interest shall be added to the Principal Amount remaining after the partial conversion and the Interest Rate shall thereafter apply to the adjusted Principal Amount.

              (b) Conversion Price. Subject to adjustment pursuant to Section
         4.3 below, the "Conversion Price" shall be seventy-nine and one- half cents ($0.795) per share of Common Stock.

         4.2. Conversion Procedures.

              (a) The conversion of this Convertible Note will be deemed to have been effected as of the close of business on the date on which the Holder delivers a notice of conversion (including via telecopy) to the Company indicating the amount of the Convertible Note's value (including remaining principal together with any accrued but unpaid interest) that is to be converted into Common Stock (the "Conversion Date"). On the Conversion Date, the Person or Persons in whose name or names any certificate or certificates for Conversion Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

              (b) As soon as possible after a conversion has been effected (but in any event within five (5) business days), the Company will deliver to the converting Holder (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting Holder has specified and (ii) an accounting detailing the amount of outstanding principal remaining after giving effect to the Conversion. No later than ten (10) days after the complete conversion of the Principal Amount and the conversion and/or payment of any and all outstanding principal due and owing under this Convertible Note, the Holder shall return the original executed Convertible Note marked "cancelled" to the Company.

              (c) The issuance of certificates for shares of Common Stock upon conversion of this Convertible Note will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of this Convertible Note, the Company will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

              (d) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (d), be deliverable upon any conversion of this Convertible Note, the Company, in lieu of delivering the fractional share therefor, will pay an amount to the Holder thereof equal to the fair market value of such fractional interest as of the date of conversion.

         4.3. Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price shall be subject to adjustment from time to time as follows:

              (a) Issuance of Additional Stock below Conversion Price. If the
                  ---------------------------------------------------
         Company shall issue after the date hereof any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4.3(a), unless otherwise provided in this
         Section 4.3(a).

                  (i) Adjustment Formula. Whenever the Conversion Price is
                      ------------------
              adjusted pursuant to this Section 4.3(a), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 4.3(a)(v) below.

                  (ii) Definition of "Additional Stock". For purposes of this
                       -------------------------------
              Section 4.3(a), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4.3(a)(v)) by the Company after the Issuance Date) other than

                                     (A) Common Stock issued pursuant to a
                           transaction described in Section 4.3(b) hereof,

                                     (B) Shares of Common Stock issued or
                           issuable upon conversion of the Convertible Note or the Warrants.

                  (iii) No Fractional Adjustments. No adjustment of the
                        -------------------------
              Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                  (iv) Determination of Consideration. In the case of the
                       ------------------------------
              issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                  (v) Deemed Issuances of Common Stock. In the case of the
                      --------------------------------
              issuance (whether before, on or after the Issuance Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(3)(a):

                      (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4.3(a)(iv)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                      (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4.3(a)(iv).

                      (C) In the event of any change in the number of shares of
                  Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                      (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                      (E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4.3(a)(v)(A) and 4.3(a)(v)(B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4.3(a)(v)(C) or 4.4(a)(v)(D).

                  (vi) No Increased Conversion Price. Notwithstanding any other
                       -----------------------------
              provisions of this Section 4.3(a), except to the limited extent provided for in Sections 4.3(a)(v)(C) and 4.3(a)(v)(D), no adjustment of the Conversion Price pursuant to this Section 4.3(a) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                  (vii) Adjustment Upon Conversion. Notwithstanding the
                        --------------------------
              foregoing provisions of this Section 4.3(a), if the Company issues options to purchase Common Stock to employees, consultants or directors pursuant to a stock option plan or restricted stock plan approved by the Board of Directors, such issuances shall not be treated as Additional Stock Issuances; provided, however, that
                                                     -----------------
              upon a conversion of all or portion of this Convertible Note, such issuances, unless forfeited or otherwise terminated, will be deemed as of the date immediately prior to such conversion to be Additional Stock Issuances, regardless whether the right to exercise such option is fully vested or has been previously exercised.

              (b) Stock Splits and Dividends. In the event the Company should at
                  --------------------------
         any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration
                ------------------------
         by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Convertible Note shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in Section 4.3(c) below.

              (c) Reverse Stock Splits. If the number of shares of Common Stock
                  --------------------
         outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Convertible Note shall be decreased in proportion to such decrease in outstanding shares.

         (4.4) Recapitalizations; Merger; Sale Event. If at any time or from
               -------------------------------------
time to time there shall occur (a) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than as elsewhere expressly provided for in Section 4.3, (b) a consolidation or merger of the Company with or into another entity, regardless whether the Company is the surviving entity of such transaction or (c) a Sale Event, provision shall be made so that the Holders of the Convertible Note shall thereafter be entitled to receive upon conversion of the Convertible Note the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder of the Convertible Note after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Convertible Note) shall be applicable after that event and be as nearly equivalent as practicable.

         4.5. No Impairment. The Company will not, by amendment of its
              -------------
Certificate of Incorporation (except in accordance with applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder of the Convertible Note against impairment.

         4.6. Notices of Record Date. In the event of any taking by the Company
              ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         4.7. Reservation of Stock Issuable Upon Conversion. The Company shall
              ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal or interest due and owing under the Convertible Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, in addition to such other remedies as shall be available to the holder of the Convertible Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

5.       EVENTS OF DEFAULT.

         5.1. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

              (a) The Company shall fail to pay when due (i) any principal amount payable under the Convertible Note or any amount due to the Holder, or any affiliate thereof, under any other Transaction Agreement, (ii) any fees or other amounts payable under this

         Convertible Note and such failure continues unremedied for three (3) Business Days, or (iii) any interest due upon the Maturity Date or upon the acceleration of the Maturity Date;

              (b) Any representation or warranty made or deemed made by the Company (or any of its officers or representatives) in any Transaction Agreement or otherwise under or in connection with this Convertible Note shall prove to have been incorrect or misleading in any material respect when made or deemed made;

              (c) The Company shall fail to perform or observe any term or covenant contained in this Convertible Note or in any other Transaction Agreement and fails to substantially cure such failure within the cure period specified in this Convertible Note or other Transaction Document regarding such term or covenant, or if no such period is specified, within twenty (20) days after receiving written notice from the Holder specifying such failure, except that the period for the Company to cure a failure to deliver certificates for shares of Common Stock to the Holder upon conversion of this Convertible Note shall be five (5) days from the delivery of the Notice of Conversion;

              (d) This Convertible Note, any other Transaction Agreement or provision thereof shall, for any reason, not be valid and binding on the Company, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of this Convertible Note or any other Transaction Agreement shall be contested by the Company; the Company shall deny that it has any or further liability or obligation under any of the Transaction Agreements; or any default or breach under any provision of any Transaction Agreement shall continue after the applicable grace or cure period, if any, specified in such Transaction Agreement, or if no such period is specified, within twenty
         (20) days after receiving written notice from the Holder specifying such failure, except that the period for the Company to cure a failure to deliver certificates for shares of Common Stock upon conversion of this Convertible Note shall be five (5) days from the delivery of the Notice of Conversion;

              (e) Any of the following shall occur: (i) the Company shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) the Company shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to the Company under any Debtor Relief Laws; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Company, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding, and such petition, application, order, judgment or decree is not dismissed within 30 days after such filing or commencement; (iv) any final order, judgment, or decree shall be entered in any proceedings against the Company decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against the Company decreeing its split-up which requires the divestiture of a substantial part of its assets;

              (f) The Company shall fail to pay any (A) Debt for Borrowed Money or obligations in respect of capital leases, if any (other than Debt under the Transaction Agreements) in an aggregate amount of $250,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and the maturity of such Debt for Borrowed Money has been accelerated or (B) other Debt (other than Debt under the Convertible Note and Debt described in clause (A) immediately preceding), except to matters being disputed or contested in good faith, in an aggregate amount of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after any applicable grace or cure period, if any, specified in the agreement or instrument relating to such Debt (being the Debt described in either of clauses
         (A) or (B) immediately preceding); the Company shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after any applicable grace or cure period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt unless waived by the lender; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

              (g) The Company shall have any final judgment(s) outstanding against it for the payment of $1,000,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may and may cause the creation of Liens against or seizure of any of its Property; or

              (h) Any Transaction Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby.

         5.2. Remedies Upon Default. If an Event of Default described in Section 5.1(e) shall occur, the aggregate unpaid principal balance of and accrued interest on the Convertible Note shall, to the extent permitted by applicable law, thereupon become due and payable concurrently therewith, without any action by the Holder, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, the Holder may at its election, do any one or more of the following:

              (a) Declare the entire unpaid principal balance of the Convertible
         Note immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, notice of acceleration, or notice of any other kind (except notices specifically provided for under Section 5.1), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable law);

              (b) Foreclose or otherwise realize upon its security interests in the Collateral;

              (c) Reduce any claim of the Holder to judgment; and

              (d) Exercise any rights afforded under any Transaction Agreement, by law, including but not limited to the UCC, at equity, or otherwise.

         5.3. Cumulative Rights. All rights available to the Holder under the Transaction Agreement shall be cumulative of and in addition to all other rights granted thereto at law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not the Holder shall have instituted any suit for collection or other action in connection with the Transaction Agreements.

         5.4. Waivers. The acceptance by the Holder at any time and from time to time of partial payment of any amount owing under any Transaction Agreement shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by the Holder of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by the Holder in exercising any right under the Transaction Agreement shall impair such right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under the Transaction Agreements or otherwise.

         5.5. Performance by the Holder. Should any covenant of the Company fail to be performed in accordance with the terms of the Transaction Agreements after expiration of any applicable grace or cure period, the Holder may, at its option, perform or attempt to perform such covenant on behalf of the Company. Notwithstanding the foregoing, it is expressly understood that the Holder does not assume, and shall not ever have, except by express written consent of the Holder, any liability or responsibility for the performance of any duties or covenants of the Company.

         5.6. Expenditures. The Company shall reimburse the Holder for any reasonable sums spent by it in connection with the exercise of any right provided herein.

         5.7. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Holder any rights to exercise control over the affairs and/or management of the Company, the power of the Holder under this Agreement being limited to the rights to exercise the remedies provided in this Article; provided, however, that if the Holder becomes the owner of any stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal rights as it may have by being an owner of such stock or other equity interest in such Person.

6.       SUBORDINATION

         6.1. Convertible Note Subordinate to Permitted Senior Indebtedness. The Holder, by its acceptance hereof, covenants and agrees that, to the extent and in the manner hereinafter set forth in this Section 6, all payments of the principal of and interest on this Convertible Note are hereby expressly made subordinate in right of payment to the prior payment in full in cash of all Permitted Senior Indebtedness unless, in the case of any such indebtedness, the instrument or instruments creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to this Convertible Note. Notwithstanding the foregoing, "Permitted Senior Indebtedness" shall not include indebtedness that is expressly subordinate or junior in right of payment to any other indebtedness, liabilities or obligations of the Company.

         6.2. Payment Over of Proceeds Upon Dissolution, Etc. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (collectively, a "Reorganization"), all Permitted Senior Indebtedness must be paid in full in cash before any direct or indirect payment by or on behalf of the Company of any kind or character may be made on account of the principal of, or interest on, or the purchase, redemption or other acquisition of, this Convertible Note.

         6.3. No Payment When Permitted Senior Indebtedness in Default. During the continuance of any default in the payment of principal or interest on any Permitted Senior Indebtedness, when the same becomes due, and after receipt by the Company from representatives of holders of such Permitted Senior Indebtedness of written notice of such default, no direct or indirect payment by or on behalf of the Company of any kind or character may be made on account of the principal of or interest on, or the purchase, redemption or other acquisition of, this Convertible Note unless and until such default has been cured or waived or has ceased to exist or such Permitted Senior Indebtedness shall have been paid in full in cash or indefeasibly discharged, after which the Company shall promptly resume making any and all required payments in respect of this Convertible Note, including any missed payments.

         In addition, during the continuation of any other default with respect to any Permitted Senior Indebtedness that permits, or would permit with the passage of time or the giving of notice or both, the maturity thereof to be accelerated (a "Non-payment Default") and upon the earlier to occur of (i) receipt by the Company from the representatives of holders of such Permitted Senior Indebtedness of a written notice of such Non-payment Default or (ii) if such Non-payment Default results from the acceleration of the maturity of this Convertible Note, the date of such acceleration, no payment of any kind or character may be made by the Company on account of the principal of or interest on, or the purchase, redemption, or other acquisition of, this Convertible Note for the period specified below (the "Payment Blockage Period");

         The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Company from the representatives of holders of any Permitted Senior Indebtedness or the date of the acceleration referred to in clause (ii) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (i) 179 days have elapsed since the receipt of such notice or the date of the acceleration referred to in clause
(ii) of the preceding paragraph (provided the maturity of such Permitted Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Permitted Senior Indebtedness is paid in full in cash or indefeasibly discharged, or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company from the representatives of holders of Permitted Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall promptly resume making any and all required payments in respect of this Convertible Note, including any missed payments. Only one Payment Blockage Period with respect to this Convertible Note may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Permitted Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Permitted Senior Indebtedness initiating such Payment Blockage period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage period extend beyond 179 days from the date of the receipt by the Company of the notice or the date of the acceleration initiating such Payment Blockage Period, and there must be a 181 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect.

         6.4. Subrogation to Rights of Holders of Permitted Senior Indebtedness. Subject to the payment in full in cash of all Permitted Senior Indebtedness, the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Permitted Senior Indebtedness pursuant to the provisions of this Section 6 to the rights of the holders of such Permitted Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Permitted Senior Indebtedness until the principal of and interest on this Convertible Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Permitted Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6, and no payments over pursuant to the provisions of this Section 6 to the holders of Permitted Senior Indebtedness by the Holder, shall, as among the Company, its creditors other than holders of Permitted Senior Indebtedness and the Holder, be deemed to be a payment or distribution by the Company to or on account of Permitted Senior Indebtedness.

         6.5. Provisions Solely to Define Relative Rights. The provisions of this Section 6 are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of Permitted Senior Indebtedness on the other hand. Nothing contained in this Section 6 or elsewhere in this Convertible Note is intended to or shall (a) impair, as among the Company, its creditors other than holders of Permitted Senior Indebtedness and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Convertible Note as and when the same shall become due and payable in accordance with its terms; (b) affect the relative rights against the Company or the Holder and creditors of the Company other than the holders of Permitted Senior Indebtedness; or (c) prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Convertible Note, subject to the rights, if any, under this Section 6 of the holders of Permitted Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Holder.


         6.6. No Waiver of Subordination Provisions. No right of any present or future holder of any Permitted Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Convertible Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         6.7. Priority of Conversion Rights. Notwithstanding any other provision of this Convertible Note, nothing contained in this Section 6 shall be deemed to impair the rights of the Holder to exercise Conversion Rights and retain shares of common stock issued or issuable upon conversion of this Convertible Note, free of any claim of the holders of the Permitted Senior Indebtedness with respect thereto under this Section 6 or otherwise. As used herein, "Conversion Rights" shall mean all rights of the Holder under and pursuant to the provisions of this Convertible Note and the Securities Purchase Agreement relating to the conversion, including without limitation all rights of such holders under
Section 4 of this Convertible Note.

         6.8. Reinstatement. The provisions of this Section 6 shall continue to be effective or be reinstated, and the Permitted Senior Indebtedness shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Permitted Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

7.       MISCELLANEOUS.

         7.1. Modification of Convertible Note. This Convertible Note may be modified with the written consent of the Holder and the Company.

         7.2. Notices. Any notice or communication to the Company shall be duly given if in writing and delivered in the manner and at the addresses specified in the Security Agreement.

         7.3. Successors. All agreements of the Company in this Convertible Note shall bind its successors.

         7.4. Severability. In case any provision in this Convertible Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         7.5 Governing Law. This Convertible Note shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Note.

         7.6. Miscellaneous. This Convertible Note and all of the other Transaction Agreements are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Transaction Agreements or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Convertible Note or any other Transaction Agreements. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Convertible Note or under any of the other Transaction Agreements, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Convertible Note or under any other Transaction Agreements, or if the Holder's exercise of the option to accelerate the maturity of this Convertible Note, or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by law, then it is the express intent of the Company and the Holder that all excess amounts theretofore collected by the Holder be credited on the principal balance of this Convertible Note (or, if this Convertible Note and all other indebtedness arising under or pursuant to the other Transaction Agreements have been paid in full, refunded to the Company), and the provisions of this Convertible Note and the other Transaction Agreements immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the Company for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the Company to the Holder under this Convertible Note or arising under or pursuant to the other Transaction Agreements shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, the Holder may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to the Company as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Agreements, it is not the intention of the Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Convertible Note. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Convertible Note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:   October 16, 2001.

                                    ProsoftTraining.com

                                    By:
                                         ---------------------------------------
                                    Name:  Jerrell M. Baird

                                    Title: Chief Executive Officer